Exhibit 23.2

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports, dated April 28, 2017 and April 4, 2016, on our audits of the consolidated financial statements of Peoples, Inc. and Subsidiaries as of December 31, 2016, 2015 and 2014 and for the years then ended, included in Exhibit No. 99.2 of the Current Report on Form 8-K of National Bank Holdings Corporation, filed with the Securities and Exchange Commission on January 2, 2018.

/s/EIDE BAILLY LLP

Denver, Colorado
January 30, 2018